EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3/A of Ballard Medical Products of our report dated January 30, 1998, on our audits of the financial statements of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996 and the year ended September 30, 1997 which report is included in Ballard Medical Products' Current Report on Form 8-K/A filed with Securities and Exchange Commission on July 20, 1998.


     Kansas City, Missouri                     PricewaterhouseCoopers LLP
     August 26, 1998